Tom Schedler
Secretary of State

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company
Enclose $100.00 filing fee
Make remittance payable to
Secretary of State
Do not send cash

Return to: Commercial Division
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704
Web Site: www.sos.la.gov

STATE OF Louisiana

PARISH/COUNTY OF ______________

1. The name of this limited liability company is : Horseshoe Bossier City Prop LLC

2. This company is formed for the purpose of: (check one)

(x) Engaging in any lawful activity for which limited liability companies may be formed.

( ) ______________________________
(use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) perpetual

4. Other provisions: ______________________________

Signatures: Joan D. Donovan

Joan D. Donovan

On this 19th day of January, 2017, before me, personally appeared Joan D. Donovan, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

"OFFICIAL SEAL"
Marilyn Howard
Notary Public, State of Illinois
My Commission Expires August 18, 2019

Notary Signature

(See instructions on back)